SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 1, 2022
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 1, 2022, by mutual agreement between the Company, Mr. Reinhard Vogt and his affiliate Societät Reinhard and Noah Vogt AG o GmbH, the consulting agreement among them dated July 20, 2020, as amended, was terminated and, the ninety (90) day notice period required under the agreement was waived and the Company made a single payment to Mr. Vogt of the consulting fees that would otherwise have been payable by the Company during such notice period. In connection with such termination, Mr. Vogt resigned from his positions as a Class A Director of the Company’s Board of Directors, Chairman of the Company’s indirect wholly-owned subsidiary, Scientific Bioprocessing Inc. (”SBI”), and director of the Company’s wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc. Mr. Vogt continues to be bound by non-competition and confidentiality clauses under the terminated agreement.

Effective April 4, 2022, the Company’s Board of Directors appointed Mr. John A. Moore as SBI’s Chairman, and Mr. Daniel Gruenes was elected as SBI’s new Chief Executive Officer and President. Mr. Gruenes currently serves as the Vice President of Operations and Research and Development of SBI.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 5, 2022	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer